Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM  T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☒

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars — Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Christopher C. Holly, Esq.
Vice President and Assistant General Counsel
227 West Monroe Street, Suite 2600
Chicago, Illinois 60606
Tel:  (312) 267-5063
(Name, address and telephone number of agent for service)

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of obligor as specified in its charter)

Indiana	35-1898425
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

600 East 96th Street, Suite 100
Indianapolis, Indiana	46240
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.                 General Information.

            Furnish the following information as to the trustee:

(a)        Name and address of each examining or supervising authority to which it is subject.

                                 Comptroller of the Currency, Washington, D.C.

                                 Board of Governors of the Federal Reserve System, Washington, D.C.

(b)       Whether it is authorized to exercise corporate trust powers.

                                 Yes.

Item 2.                 Affiliations with Obligor.

       If the Obligor is an affiliate of the trustee, describe each such affiliation.

                    None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13, and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.               List of Exhibits.

                    List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect.*

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business.*

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers.*

Exhibit 4.	Existing By-Laws of the Trustee.*

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Statement of Eligibility on Form T-1 of J.P. Morgan Trust Company, National Association, filed on Form 305(b)(2), filed with the Securities and Exchange Commission on December 8, 2005 (Registration No. 333-103974; filed in connection with the Indenture (for Debt Securities) of Florida Power Corporation d/b/a Progress Energy Florida, Inc.).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, J. P. Morgan Trust Company, National Association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 21st day of July, 2006.

J. P. Morgan Trust Company, National Association

By	/s/ Janice Ott Rotunno
Janice Ott Rotunno
Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

July 21, 2006

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Duke Realty Limited Partnership and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

J. P. Morgan Trust Company, National Association

By:	/s/ Janice Ott Rotunno
Name:	Janice Ott Rotunno
Title:	Vice President

EXHIBIT 7

A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority

31-Mar-06

($000)
Assets
Cash and Due From Banks	22,688
Securities	217,068
Loans and Leases	135,676
Premises and Fixed Assets	6,216
Intangible Assets	342,561
Goodwill	202,094
Other Assets	45,438
Total Assets	971,721

Liabilities
Deposits	81,356
Other Liabilities	45,644
Total Liabilities	127,000

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	142,534
Total Equity Capital	844,721

Total Liabilities and Equity Capital	971,721